Exhibit 99.1

Chimera Investment Corporation Reports Net Income of $67 Million or $0.33 Per Share, Core Earnings of $120 Million or $0.59 Per Share and GAAP Book Value of $17.14 Per Share for the First Quarter of 2015

NEW YORK--(BUSINESS WIRE)--May 11, 2015--Chimera Investment Corporation (NYSE:CIM) today announced its financial results for the first quarter of 2015 as follows:

1st Quarter 2015 Financial Highlights

  Average earning assets grew to $15.2 billion for the quarter ended March 31, 2015 from $10.0 billion in average assets for the year ended December 31, 2014 based on amortized cost
  Net income of $67 million, up from $6 million earned in the 4th quarter of 2014
  Core earnings of $0.59 per share consistent with the 4th quarter of 2014(1)
  Net interest income of $183 million, up from $177 million in the 4th quarter of 2014
  GAAP book value of $17.14 per share, down from $17.55 per share for the 4th quarter of 2014
  Economic book value of $15.70 per share, down from $15.90 per share for the 4th quarter of 2014

The Company declared a common stock dividend of $0.48 per share for the quarter ended March 31, 2015. The annualized dividend yield on the Company’s common stock for the quarter ended March 31, 2015 was 12%.

Leverage was 3.7:1 and recourse leverage was 2.6:1 at March 31, 2015.

(1) Core earnings is a non-GAAP measure and is defined as GAAP net income excluding unrealized gains on the aggregate portfolio, impairment losses, realized gains on sales of investments, gain on deconsolidation, extinguishment of debt and certain other non-recurring gains or losses. Core earnings includes interest income and expense as well as realized gains or losses on derivatives used to hedge interest rate risk, management fees and general and administrative expenses. Core earnings is provided for purposes of comparability to other peer issuers, but has important limitations. Therefore, core earnings should not be viewed in isolation and is not a substitute for net income or net income per basic share computed in accordance with GAAP.

Other Information

Chimera Investment Corporation invests in residential mortgage loans, residential mortgage-backed securities, real estate-related securities and various other asset classes. The Company’s principal business objective is to generate income from the spread between yields on its investments and its cost of borrowing and hedging activities. The Company is a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”).

Conference Call

The Company will hold the first quarter 2015 earnings conference call on Tuesday, May 12, 2015, at 10:00 a.m. EDT. The number to call is 888-317-6003 for domestic calls and 412-317-6061 for international calls and the pass code is 7533428. The replay number is 877-344-7529 for domestic calls and 412-317-0088 for international calls and the pass code is 10064861. The replay is available for one week after the earnings call. There will be a web cast of the call on www.chimerareit.com. If you would like to be added to the email distribution list, please visit www.chimerareit.com, click on Email Alerts, complete the email notification form and click the Submit button. For further information, please contact Investor Relations at 1-866-315-9930 or visit www.chimerareit.com.

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may,” “would,” “will” or similar expressions, or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, our business and investment strategy; our projected financial and operating results; our ability to maintain existing financing arrangements, obtain future financing arrangements and the terms of such arrangements; general volatility of the securities markets in which we invest; the implementation, timing and impact of, and changes to, various government programs, our expected investments; changes in the value of our investments; interest rate mismatches between our investments and our borrowings used to fund such purchases; changes in interest rates and mortgage prepayment rates; effects of interest rate caps on our adjustable-rate investments; rates of default or decreased recovery rates on our investments; prepayments of the mortgage and other loans underlying our mortgage-backed or other asset-backed securities; the degree to which our hedging strategies may or may not protect us from interest rate volatility; impact of and changes in governmental regulations, tax law and rates, accounting guidance, and similar matters; availability of investment opportunities in real estate-related and other securities; availability of qualified personnel; estimates relating to our ability to make distributions to our stockholders in the future; our understanding of our competition; market trends in our industry, interest rates, the debt securities markets or the general economy; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; and our ability to maintain our qualification as a REIT for federal income tax purposes. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim all obligations, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(dollars in thousands, except share and per share data)

	For the Quarter Ended
Net Interest Income:	March 31, 2015	March 31, 2014
Interest income (1)	$243,145	$120,667
Interest expense (2)	60,456	22,425
Net interest income	182,689	98,242

Other-than-temporary impairments:
Total other-than-temporary impairment losses	(1,052)	(400)
Portion of loss recognized in other comprehensive income	(6,763)	(1,134)
Net other-than-temporary credit impairment losses	(7,815)	(1,534)

Other investment gains (losses):
Net unrealized gains (losses) on derivatives	4,055	(2,198)
Realized gains (losses) on terminations of interest rate swaps	(68,579)	-
Net realized gains (losses) on derivatives	(42,086)	(5,748)
Net gains (losses) on derivatives	(106,610)	(7,946)
Net unrealized gains (losses) on financial instruments at fair value	(10,425)	15,010
Net realized gains (losses) on sales of investments	29,565	8,377
Loss on Extinguishment of Debt	-	(2,184)
Total other gains (losses)	(87,470)	13,257

Other expenses:
Management fees	10,326	6,221
Expense recoveries from Manager	(1,113)	(681)
Net management fees	9,213	5,540
General and administrative expenses	11,149	4,055
Total other expenses	20,362	9,595

Income before income taxes	67,042	100,370
Income taxes	1	2
Net income	$67,041	$100,368

Net income per share available to common shareholders:
Basic	$0.33	$0.50
Diluted	$0.33	$0.50

Weighted average number of common shares outstanding:
Basic	205,527,476	205,452,523
Diluted	205,566,956	205,517,753

Comprehensive income (loss):
Net income	$67,041	$100,368
Other comprehensive income:
Unrealized gains (losses) on available-for-sale securities, net	(19,912)	37,503
Reclassification adjustment for net losses included in net income for other-than- temporary credit impairment losses	7,815	1,534
Reclassification adjustment for net realized losses (gains) included in net income	(29,076)	(8,377)
Other comprehensive income (loss)	(41,173)	30,660
Comprehensive income	$25,868	$131,028
(1) Includes interest income of consolidated VIEs of $150,618 and $85,211 for the quarters ended March 31, 2015 and 2014 respectively.
(2) Includes interest expense of consolidated VIEs of $46,753 and $20,699 for the quarters ended March 31, 2015 and 2014 respectively.

The following table provides a reconciliation of core earnings for the quarters ended March 31, 2015 and 2014.

	For the Quarter Ended
	March 31, 2015	March 31, 2014
	(dollars in thousands, except per share data)
GAAP Net income	$67,041	$100,368
Adjustments:
Net other-than-temporary credit impairment losses	7,815	1,534
Net unrealized (gains) losses on derivatives	(4,055)	2,198
Net unrealized (gains) losses on financial instruments at fair value	10,425	(15,010)
Net realized (gains) losses on sales of investments	(29,565)	(8,377)
Other (gains) losses	-	2,184
Realized (gains) losses on terminations of interest rate swaps	68,579	-
Core Earnings	$120,240	$82,897

GAAP net income per basic common share	$0.33	$0.50
Core earnings per basic common share	$0.59	$0.40

The following tables provide a summary of the Company’s RMBS portfolio at March 31, 2015 and December 31, 2014.

March 31, 2015
	Principal or Notional Value at Period-End (dollars in thousands)	Weighted Average Amortized Cost Basis	Weighted Average Fair Value	Weighted Average Coupon	Weighted Average Yield at Period-End (1)	Weighted Average 3 Month CPR at Period-End	Weighted Average 12 Month CPR at Period-End	Weighted Average Delinquency Pipeline 60+	Weighted Average Loss Severity (2)	Weighted Average Credit Enhancement	Principal Writedowns During Period (dollars in thousands)
Non-Agency Mortgage-Backed Securities
Senior	$710,159	$56.75	$78.68	3.9%	14.6%	9.7%	10.0%	29.2%	64.5%	9.5%	$7,879
Senior, interest only	$6,133,606	$4.84	$4.60	1.7%	13.0%	11.9%	12.5%	21.6%	53.9%	0.0%	$-
Subordinated	$711,445	$53.61	$68.56	3.1%	13.2%	14.3%	15.1%	16.6%	44.3%	11.3%	$5,040
Subordinated, interest only	$214,350	$4.36	$2.95	0.8%	9.4%	9.1%	10.4%	13.3%	45.7%	0.0%	$-
RMBS transferred to consolidated VIEs	$3,054,594	$53.98	$80.30	4.5%	17.5%	9.3%	10.3%	22.6%	60.5%	1.3%	$22,242
Agency Mortgage-Backed Securities
Residential	$6,060,500	$105.17	$106.38	3.9%	2.4%	13.3%	12.5%	NA	NA	NA	$-
Commercial	$432,042	$102.68	$104.60	4.0%	4.1%	0.0%	0.0%	NA	NA	NA	$-
Interest-only	$5,888,224	$4.51	$4.49	1.0%	5.9%	9.3%	10.0%	NA	NA	NA	$-
Securitized loans	$5,073,699	$99.23	$101.43	6.2%	4.8%	9.8%	8.2%	10.3%	46.0%	36.5%	$6,110
(1) Bond Equivalent Yield at period end. Weighted Average Yield is calculated using each investment's respective amortized cost.
(2) Calculated based on reported losses to date, utilizing widest data set available (i.e., life-time losses, 12-month loss, etc.)

December 31, 2014
	Principal or Notional Value at Period-End (dollars in thousands)	Weighted Average Amortized Cost Basis	Weighted Average Fair Value	Weighted Average Coupon	Weighted Average Yield at Period-End (1)	Weighted Average 3 Month CPR at Period-End	Weighted Average 12 Month CPR at Period-End	Weighted Average Delinquency Pipeline 60+	Weighted Average Loss Severity (2)	Weighted Average Credit Enhancement	Principal Writedowns During Period (dollars in thousands)
Non-Agency Mortgage-Backed Securities
Senior	$344,951	$55.09	$79.63	4.3%	15.9%	10.8%	11.6%	30.9%	68.6%	10.4%	$2,190
Senior, interest only	$5,178,737	$4.35	$3.97	1.6%	14.4%	12.2%	13.0%	21.2%	51.6%	0.0%	$-
Subordinated	$690,599	$50.18	$65.79	3.1%	10.6%	13.9%	14.8%	15.8%	45.5%	11.7%	$5,669
Subordinated, interest only	$216,403	$4.43	$3.14	0.9%	9.2%	7.0%	11.3%	13.3%	46.1%	0.0%	$-
RMBS transferred to consolidated VIEs	$3,133,610	$53.51	$80.03	4.5%	17.4%	10.2%	10.7%	21.9%	59.5%	1.3%	$25,603
Agency Mortgage-Backed Securities
Residential	$7,774,266	$104.96	$106.19	4.0%	3.2%	9.7%	10.6%	NA	NA	NA	$-
Interest-only	$3,884,523	$4.89	$4.79	0.9%	3.1%	11.7%	9.5%	NA	NA	NA	$-
Securitized loans	$5,241,100	$99.13	$101.74	6.6%	6.3%	9.8%	8.2%	10.3%	46.0%	36.5%	$3,642
(1) Bond Equivalent Yield at period end. Weighted Average Yield is calculated using each investment's respective amortized cost.
(2) Calculated based on reported losses to date, utilizing widest data set available (i.e., life-time losses, 12-month loss, etc.)

The following table summarizes certain characteristics of our non-agency portfolio at March 31, 2015 and December 31, 2014.

	March 31, 2015		December 31, 2014
Weighted average maturity (years)		24.7		22.5
Weighted average amortized loan to value (1)		71.4%		67.5%
Weighted average FICO (2)		693		679
Weighted average loan balance (in thousands)		$ 323		$ 332
Weighted average percentage owner occupied		81.7%		83.0%
Weighted average percentage single family residence		75.6%		65.5%
Weighted average current credit enhancement		1.7%		1.7%
Weighted average geographic concentration of top four states	CA	32.1%	CA	31.7%
	FL	8.3%	FL	8.4%
	NY	7.4%	NY	7.8%
	NJ	2.2%	NJ	2.9%
(1) Value represents appraised value of the collateral at the time of loan origination.
(2) FICO as determined at the time of loan origination.

At March 31, 2015 and December 31, 2014, the repurchase agreements collateralized by RMBS had the following remaining maturities.

	March 31, 2015	December 31, 2014
	(dollars in thousands)
Overnight	$-	$-
1 to 29 days	5,614,649	2,652,717
30 to 59 days	688,176	1,371,856
60 to 89 days	774,529	656,915
90 to 119 days	-	2,068,740
Greater than or equal to 120 days	1,218,870	1,705,153
Total	$8,296,224	$8,455,381

The table below shows our average earning assets held, interest earned on assets, yield on average interest earning assets, average debt balance, economic interest expense, economic average cost of funds, economic net interest income, and net interest rate spread for the periods presented.

	For the Quarter Ended
	March 31, 2015			March 31, 2014
	(dollars in thousands)
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Assets:
Interest-earning assets (1):
Agency RMBS	$7,491,398	$67,786	3.6%	$1,977,915	$16,040	3.2%
Non-Agency RMBS	999,067	24,424	9.8%	779,927	19,412	10.0%
Non-Agency RMBS transferred to consolidated VIEs	1,639,964	68,183	16.6%	2,055,205	77,411	15.1%
Jumbo Prime securitized residential mortgage loans held for investment	610,836	8,003	5.2%	774,851	7,800	4.0%
Seasoned sub-prime securitized residential mortgage loans held for investment	4,499,936	74,431	6.6%	-	-	0.0%
Total	$15,241,201	$242,827	6.4%	$5,587,898	$120,663	8.6%

Liabilities and stockholders' equity:
Interest-bearing liabilities:
Agency repurchase agreements (2)	$7,198,680	$22,662	1.3%	$1,610,241	$7,376	1.8%
Non-Agency repurchase agreements	1,116,675	6,209	2.2%	-	-	0.0%
Securitized debt, collateralized by Non-Agency RMBS	688,260	7,947	4.6%	881,198	15,154	6.9%
Securitized debt, collateralized by jumbo prime residential mortgage loans	499,075	5,341	4.3%	653,586	5,545	3.4%
Securitized debt, collateralized by seasoned sub-prime residential mortgage loans	3,808,607	33,466	3.5%	-	-	0.0%
Total	$13,311,297	$75,625	2.3%	$3,145,025	$28,075	3.6%

Net economic interest income/net interest rate spread		$167,202	4.0%		$92,588	5.1%

Net interest-earning assets/net interest margin	$1,929,904		4.4%	$2,442,873		6.6%

Ratio of interest-earning assets to interest bearing liabilities	1.14			1.78
(1) Interest-earning assets at amortized cost
(2) Interest includes cash paid on swaps

CONTACT:
Chimera Investment Corporation
Investor Relations
1-866-315-9930